SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 22, 2000
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                          FIRST MIDWEST FINANCIAL, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                         0-22140                  42-1406262
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  (State or other jurisdiction      (Commission File No.)       (IRS Employer
   of incorporation)                                         Identification No.)


                      Fifth at Erie, Storm Lake, Iowa 50588
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (712) 732-4117
                                                           ---------------


                                       N/A
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          (Former name or former address, if changed since last report)



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Item 4.    Changes in Registrant's Certifying Accountant

         The following is in response to a letter addressed to the Securities and Exchange Commission from Crowe, Chizek and Company LLP ("Crowe Chizek"), which is attached as Exhibit 16 to this filing.

         The Company acknowledges there were discussions with Crowe Chizek during the audit for the year ended September 30, 1998 in regard to the expansion of the scope of the audit pertaining to the allowance for loan losses and in regard to communication with regulatory examination personnel. These latter discussions were intended not to restrict communications, but rather were intended to seek a means to reduce duplication of effort and to facilitate communication between parties in a cost effective manner. The Company further acknowledges discussions during the audit for the year ended September 30, 1999 in regard to the expansion of the scope of the audit pertaining to the allowance for loan losses. The Company believes the discussions referenced above did not constitute disagreements. This is supported, among other things, by written communication to the Company from Crowe Chizek following both audits, stating there were no material disagreements with management during either audit year and further stating there were no serious difficulties encountered in dealing with management related to the performance of the audit in either year. The Company notes Crowe Chizek's statements that all matters categorized as disagreements by Crowe Chizek were "resolved to our satisfaction."


Item 7.  Financial Statements and Exhibits

(c)      Exhibit 16       Letter from Crowe,  Chizek and Company LLP to the
                          Securities and Exchange Commission dated June 9, 2000.
                          Received  via  overnight  mail on June 12, 2000.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                          FIRST MIDWEST FINANCIAL, INC.




Date:  June 13, 2000            By:  /s/ Donald J. Winchell
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                                     Donald J. Winchell, Senior Vice President,
                                     Treasurer, Chief Financial Officer and
                                     Principal Accounting Officer